STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

LUXURY TRINE DIGITAL MEDIA GROUP, INC.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended, said Article shall be and read as follows:

INTERNET SCIENCES INC.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of October 20 18.

By: [signature]

Authorized Officer

Title: CEO

Name: LYNDA CHERVIL

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 10/05/2018
FILED 04:25 PM 10/05/2018
SR 20187016313 - File Number 6047600